Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(11,982,863)
Unrealized Gain (Loss) on Market Value of Futures	(72,673,952)
Dividend Income	15,861
Interest Income	217,742
ETF Transaction Fees	18,000
Total Income (Loss)	$(84,405,212)

Expenses
General Partner Management Fees	$263,566
Professional Fees	124,000
Brokerage Commissions	138,707
Non-interested Directors' Fees and Expenses	3,129
Prepaid Insurance Expense	2,240
NYMEX License Fee	6,589
SEC & FINRA Registration Expense	34,286
Total Expenses	$572,517
Net Income (Loss)	$(84,977,729)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/17	$537,810,802
Additions (17,800,000 Shares)	144,981,176
Withdrawals (15,300,000 Shares)	(126,970,470)
Net Income (Loss)	(84,977,729)

Net Asset Value End of Month	$470,843,779
Net Asset Value Per Share (60,366,476 Shares)	$7.80

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612